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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-166665) and Form S-8 (Nos. 333-62416, 333-125179, 333-150940 and 333-174935) of Atlantic Tele-Network, Inc. of our report dated March 15, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP Boston, Massachusetts March 15, 2012

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  Exhibit 23.1